Exhibit 32.2

Section 1350   Certification of Chief Financial Officer

In connection with the Quarterly Report on Form 10-Q of Bacterin International Holdings, Inc. (the “Company”) for the quarterly period ended June 30, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John P. Gandolfo, Chief Financial Officer of the Company, certify, to the best of my knowledge and belief, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)                                 The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange  Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(2)                                 The information contained in the Report fairly presents, in all material respects, the financial condition  and results of operations of the Company.

/s/ John P. Gandolfo
John P. Gandolfo
Chief Financial Officer
Date: August 14, 2014